                                                                                          Exhibit 17(j)

IVY FUNDS, INC. P.O. BOX 9132 HINGHAM, MA 02043-9132	IMPORTANT: ELECTRONIC VOTING OPTIONS AVAILABLE

                  Fast, convenient, easy and available 24 hours a day!

Vote by Phone: Call toll-free 1-___-___-____. Follow the recorded instructions.

Vote on the Internet: Log on to www.proxyweb.com. Follow the on-screen instructions.

Vote by Mail: Check the appropriate boxes on the reverse side of this card, sign and date card and return in the envelope provided.

IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

*** CONTROL NUMBER: 999 999 999 999 99 ***

IVY INTERNATIONAL GROWTH FUND A Series of IVY FUNDS, INC.	SPECIAL MEETING OF THE SHAREHOLDERS February 1, 2006

The undersigned, having received Notice of the February1, 2006 Special Meeting of Shareholders of the above referenced fund (the "Fund"), a series of Ivy Funds, Inc., and the related Proxy Statement, hereby appoints Kristen A. Richards and Daniel C. Schulte as proxies, each with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at 6300 Lamar Avenue, Overland Park, Kansas on February1, 2006 at 3:00 p.m. Central Time, and any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies with respect to such shares previously given by me. This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Secretary of Ivy Funds, Inc., or by voting in person at the Special Meeting.

Dated: ____________________, 2005
[		]
Signature(s) of Shareholder(s) (Please sign in Box)

Please sign name or names as appearing on proxy and return promptly in the enclosed postage-paid envelope. If signing as a representative, please include capacity.

PLEASE INDICATE VOTES ON OPPOSITE SIDE OF CARD.

Please fill in boxes as shown using black or blue ink or number 2 pencil. [    X    ]
PLEASE DO NOT USE FINE POINT PENS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IVY FUNDS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFICATIONS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH PROPOSAL.

1:

To approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of Ivy International Growth Fund to, and the assumption of all of the liabilities of the Ivy International Growth Fund by, the Ivy International Fund in exchange for shares of the Ivy International Fund and the distribution of such shares to the shareholders of the Ivy International Growth Fund in complete liquidation of the Ivy International Growth Fund.

[         ] FOR                           [         ] AGAINST                           [         ] ABSTAIN

The proxies are authorized to vote in their discretion on any other business that may properly come before the meeting or any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.